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                                                                  EXHIBIT 10.5

                           RETAIL STORE LICENSE AGREEMENT

                                      Between

                                     BABE, INC.
                              a California corporation

                                        and

                              BEBE MODA S.A. de C.V.,
                                 a Mexican company

                           RETAIL STORE LICENSE AGREEMENT



     THIS RETAIL STORE LICENSE AGREEMENT (" Agreement") is made and entered into effective as of April 1, 1998, between Babe, Inc., a California corporation having its principal place of business at 380 Valley Drive, Brisbane, CA 94005 ("bebe"), and Bebe Moda S.A. de C.V., a Mexican company having its principal place of business at Avenida Presidente Mazaryk 310, Vis Polanco Mexico C.P. 11560 ("LICENSEE").

                                      RECITALS

     1. A glossary of terms used with initial capital letters and other terms defined for purposes of this Agreement is set forth in Exhibit "A" at the end of this Agreement.

     2. bebe is the owner of the Marks and Property and the Marks represent the substantial goodwill created by bebe through the sale of high quality products and by distributing its products only through retail outlets that conform to bebe's strict standards for appearance, image, customer service and overall high quality.

     3. LICENSEE desires to secure the right and license to use the Marks and Property solely in connection with the establishment and operation of a store or stores for retail sale of the products of bebe and bebe is willing to grant LICENSEE a license on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the recitals, promises and mutual convenants in this Agreement, the parties agree as follows:

                                  SECTION 1. TERM

     1.1 INITIAL TERM. The term of this Agreement shall commence on the effective date of this Agreement and shall continue until March 30, 2001, unless sooner terminated in accordance with this Agreement ("Initial Term").

     1.2 RENEWAL TERM. LICENSEE shall have the option to renew this Agreement for a three year term through March 30, 2004 ("Renewal Term"), if LICENSEE:

     (a) requests renewal in writing at least one hundred eighty (180) days but not more than two hundred seventy (270) days before the expiration of the Initial Term;

     (b) at the time it requests renewal and as of the expiration of the Initial Term, is in compliance with all the terms of any and all agreements between LICENSEE and bebe;


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     (c) LICENSEE shall have renewed or have the right to renew the lease for its existing Store(s) for a term equal to or greater than the Renewal Term;

     (d) LICENSEE shall have opened at least [***] by [***]. At the end of the [***] of the Initial Term, [***]. By the end of the Initial Term, LICENSEE shall have opened the number of Stores required hereunder and done any construction/renovation required to bring the existing Stores in compliance with Section 3 of this Agreement; and

     (e) During each Contract Year of the Initial Term, LICENSEE shall have met or exceeded retail sales of U.S. [***] per Store. If Licensee does not meet the minimum retail sales quota in any Contract Year for any reason other than bebe's failure to ship LICENSEE Product, bebe shall have the right to terminate this Agreement.

     The terms of the renewal, including new Store requirements, sales quotas, and Product purchase terms shall be negotiated between bebe and LICENSEE six months prior to the expiration of the Initial Term. If bebe and LICENSEE do not reach an agreement in writing by three months prior to the expiration of the Initial Term, then the Agreement will expire without renewal. If LICENSEE breaches the Agreement in any respect, then its option to renew the Agreement will automatically lapse. Neither party has an obligation to renew this Agreement at the end of the Renewal Term and LICENSEE expressly waives any rights it may have under state, federal or other law to be compensated in any way, including for goodwill, if the Agreement terminates either at the end of the Initial Term or the Renewal Term.

                                 SECTION 2. LICENSE

     2.1 GRANT AND TERRITORY. For the Term and subject to the other terms and conditions of this Agreement, bebe hereby grants to LICENSEE a limited, exclusive, nontransferable right and license to use the Licensed Rights solely on or in connection with the promotion and Retail Sale of the Products and the operation of the Stores in the Territory. The Licensed Rights may not be used in connection with the design, manufacture, advertisement, promotion or distribution at wholesale of any of the Products or in connection with any other product or service. LICENSEE does not have the right to use any variation of the Marks that now exist or hereafter are developed by bebe, LICENSEE or any other person. LICENSEE agrees and acknowledges that bebe reserves the right either to sell in retail stores or appoint other licensees or distributors in the Territory to sell in retail stores, lines of products whether similar or dissimilar to the Products, that bear the Marks and variations of the Marks, subject to any manufacturing license agreement between bebe and LICENSEE, if any.

     2.2 NO SUBLICENSES. This Agreement does not confer upon LICENSEE a right to sublicense or grant any concession in respect to any of the rights or licenses granted to

[***] Confidential Treatment Requested.

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LICENSEE under this Agreement. Such rights may be granted at bebe's sole discretion and only in writing from bebe to LICENSEE.

     2.3 USE OF LICENSED RIGHTS. LICENSEE acknowledges that it may be difficult for bebe to obtain registered title to all of its Licensed Rights in the Territory and that the rights and licenses granted under this Agreement only exist to the extent that bebe owns such Licensed Rights. LICENSEE shall not use the Licensed Rights in any manner that conflicts with the rights of any third party. If LICENSEE's use of the Licensed Rights infringes the rights of any third party or weakens or impairs bebe's rights in the Licensed Rights, as determined solely by bebe, then LICENSEE shall immediately terminate or modify such use in accordance with bebe's instructions, and LICENSEE shall have no right of damages, offset or termination in connection with this Agreement.

     2.4 USE OF MARKS. The presentation and image of the Marks shall be uniform and consistent with respect to all Products bearing the Marks. All packaging, business advertising and promotional material used in connection with the Products shall be of the highest standard and quality and of such style, appearance and distinctiveness as to protect and enhance the prestige, image, reputation and goodwill of bebe and the Products. Accordingly, LICENSEE shall use the Marks (i) solely for the purpose of identifying the Products and identifying LICENSEE as an authorized licensee of bebe and (ii) solely in the manner that bebe, in its sole discretion, shall specify from time to time and in compliance with all applicable laws.

     2.5 RELATIONSHIP OF PARTIES. The relationship between bebe and LICENSEE is that of licensor and licensee of intellectual property rights. In its capacity as licensee, LICENSEE shall be acting only as an independent contractor, and not as a partner, co-venturer, agent, employee or representative of bebe. Accordingly, LICENSEE shall have no authority, either express or implied, to make any commitment or representation on behalf of bebe or incur any debt or obligation on behalf of bebe. To the extent that LICENSEE purchases any Products from bebe, it will do so for its own account and for resale in the Territory, and not under consignment or representation. The parties acknowledge that LICENSEE is not a commercial agent of bebe and further acknowledge this Agreement does not constitute a franchise under United States federal or state law or under any law of the Territory or any sovereignty within the Territory and does not create a fiduciary relationship between the parties.

                           SECTION 3. APPROVAL OF STORES

     3.1 RETAIL STORES. LICENSEE shall open at least [***] in the Territory by [***]. [***]. Before establishing any Store, LICENSEE shall submit to bebe for approval any and all information reasonably requested by bebe, using the RETAIL STORE LOCATION APPROVAL FORM (Exhibit "B"), and shall comply with all of the other obligations set forth in this Section 3.

[***] Confidential Treatment Requested.

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     3.2 STORE LOCATION. The Stores must be free-standing, in-mall stores, or in strip malls located in areas in the Territory that are consistent with the reputation for high quality associated with the Licensed Rights and the Products. In all cases the choice of location requires the written prior approval of bebe.

     3.3 STORE DESIGN AND CONSTRUCTION. The Stores must be designed, constructed and furnished in all respects in accordance with any plans, standards and specifications required by bebe. In particular, all fittings, fixtures, furnishings, signs, equipment and methods of exterior and interior design must conform to bebe's specifications, including the manner of use of the Marks and other Licensed Rights. LICENSEE shall submit the original design construction plans as well as any changes that LICENSEE wishes to make to any approved Store design to bebe in advance for written approval, using (1) the RETAIL STORE LOCATION APPROVAL FORM (Exhibit "B") and (2) the RETAIL STORE MATERIAL AND FIXTURE LAYOUT APPROVAL FORM (Exhibit "C"). If any regulation, ordinance or law prevents LICENSEE from complying with any signage specification, LICENSEE shall submit a photograph or drawing of the proposed sign that complies with such regulation, ordinance or law to bebe for its prior written approval.

     3.4 STORE OWNERSHIP. Unless expressly permitted otherwise by bebe, the business conducted at any Store shall be entirely owned by LICENSEE.

     3.5 STORE LEASES/TERMINATION OF AGREEMENT/LEASE CONTINUATION. The Store premises may by leased by LICENSEE provided that the terms of any lease contract are acceptable to bebe. Each lease must contain a provision, satisfactory to bebe, granting bebe, at no expense to bebe, the option, but not the obligation, at its sole discretion, to assume the lease if this Agreement expires or terminates for any reason prior to the expiration of the lease.

     3.6 TERMINATION OF LEASE/CLOSURE OF STORE. In the event a lease for a Store terminates, with or without fault of LICENSEE, or if a Store is destroyed, condemned or otherwise rendered unusable, or if the landlord for said premises requires a Store to be moved within a mall or shopping center, bebe may in its sole discretion withhold permission for relocation of the Store, and if such permission is withheld, the rights granted to LICENSEE under this Agreement shall terminate as to that Store.

     3.7 RISK. BEBE'S APPROVAL OF A LOCATION FOR A STORE DOES NOT CONSTITUTE A WARRANTY OR GUARANTY THAT A STORE OPERATED AT THAT LOCATION WILL BE SUCCESSFUL. LICENSEE assumes all risks associated with the selection of the location, and the operation and profitability, or lack thereof, of any Store.

     3.8 INSPECTION PRIOR THE OPENING. LICENSEE shall notify bebe at least twenty (20) days in advance of the proposed opening date of each Store. bebe shall have the right to inspect the Store at any time prior to its opening. No Store shall commence operation until any deficiencies noted by bebe are remedied to the complete satisfaction of bebe.


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     3.9 PHOTOGRAPHS OF STORE UPON OPENING. Within ten (10) days after the opening of each Store, LICENSEE shall deliver to bebe two (2) sets of photographs of the Store, each set consisting of one (1) 8 inch x 10 inch photograph that shows the interior and one (1) 8 inch x 10 inch photograph that shows the exterior, of the Store.

                           SECTION 4. OPERATION OF STORES

     4.1 QUALITY STANDARDS. LICENSEE acknowledges that bebe has made a substantial investment in developing and manufacturing Products of high quality and design and developing and fostering an image and reputation of high quality, design, prestige and integrity under its Marks and Property and that the consuming public and industry now associate the Marks and Property with products of consistently high quality and design. LICENSEE further acknowledges that the terms and conditions of this Agreement are reasonable and necessary to assure that the Store premises are maintained and the Stores are operated in a manner that is consistent with bebe's image and reputation. LICENSEE shall comply with the standards of operations and merchandising established by bebe from time to time. bebe may change, review, amend or extend such standards, in its sole discretion, upon reasonable notice to LICENSEE. Without limitation to the foregoing, LICENSEE agrees to the following:

     (a) to stock at each of the Stores the minimum variety of the Products in commercial quantities of styles and sizes specified by bebe from time to time, but not less than those quantities sufficient to meet the demands of customers of the Stores:

     (b) to follow and adhere to the standards, requirements, systems, training, procedures and forms dictated by bebe:

     (c) not to sell at the Stores, without the prior written approval of bebe, products bearing any trademark other than the bebe Marks;

     (d) not to use or associate the Marks or other Licensed Rights with any other name, trademarks, character or personality;

     (e) to maintain the interior and exterior of the Stores and the surrounding premises in safe, good, clean and attractive condition, equal to the standards of the stores operated by bebe in the United States of America;

     (f) that all products offered for sale by LICENSEE in the Stores must bear tags, labels or other items incorporating the Marks and Property;

     (g) to comply with all applicable laws, regulations, ordinances, zoning codes, orders and the like as they pertain to the construction, appearance, and operation of the Stores;

     (h) to notify bebe immediately of any orders or regulations directed at, or affecting, the


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Stores, the reasons therefor, and the responsive actions taken and/or plans to be taken by LICENSEE in connection therewith;

     (i) to operate the Stores continuously on such dates and during such minimum hours as are required by the commercial district or other development within which each Store is located, or, if there are no such requirements, on such days and during such minimum hours as are customary for similar businesses in the community within which that Store is located;

     (j) not to conduct any liquidation sales, going-out-of business sales, auctions, sales to jobbers or other sales that are not in the ordinary course of business or that do not conform to the marketing standards of bebe, without the prior written consent of bebe; and

     (k) not to permit any lien or other encumbrance to be placed on the Stores or their inventory, without prior written approval by bebe.

     4.2 SIGNS, PACKAGING, ETC. LICENSEE shall submit to bebe for prior written approval all interior and exterior display sign, hangers, price tags, shopping bags, gift boxes, stationery, forms of invoices and receipts, and similar items using the LICENSED RIGHTS APPROVAL FORM (Exhibit "D").

     4.3 SEQUENTIAL INVOICING. All sales of the Products at the Stores shall be documented on sequentially numbered sales slips.

     4.4 INTERNAL TRANSACTIONS. All transactions between LICENSEE's wholesale manufacturing business, if any, and the Stores shall be arm's length transactions recorded on the books and records in the same manner as a sale to other parties. Upon request, LICENSEE shall forward to bebe copies of all documents incidental to such transactions including orders, invoices and packing slips.

     4.5 SECONDS. LICENSEE shall not sell any damages, imperfect, substandard quality or defective goods ("Seconds") under the Marks without the prior written approval of bebe. All Seconds approved for sale shall be marked "B Grade," "Seconds" or "Irregular" and all Seconds not approved shall be destroyed.

                           SECTION 5.  PURCHASE OF PRODUCT

     5.1 TERMS. LICENSEE shall purchase Product on the terms and conditions specified in the PRODUCT PURCHASE TERMS, Exhibit E hereto, which may be modified from time to time by written agreement of the parties.

     5.2 NET PRICE. The price which LICENSEE pays for Product purchased hereunder shall be net of any taxes. If bebe's cost of operation increases due to a portion of bebe's income being deemed a royalty subject to withholding taxes, then the price of Product to



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LICENSEE' may be increased proportionately at bebe's sole discretion.

                               SECTION 6. ADVERTISING

     6.1 CONTRACT YEAR MARKETING PLAN. LICENSEE shall prepare a marketing plan for each Contract Year, including planned sales presentation, fashion shows, special events and special promotions and other advertising, with a budget and specifying the media, the date and the time of publication of each planned advertisement or promotional event, which shall be suitable for the Territory and be based upon bebe's marketing program. LICENSEE shall submit such plan to bebe by no later than thirty (30) days following the date of the Agreement, and thereafter by no later than 30 days prior to the first day of each Contract Year of the Agreement. LICENSEE shall support any marketing program for the Stores that bebe may develop.

     6.2 PRIOR APPROVAL. LICENSEE shall submit to bebe, for its prior approval, samples of all advertising and other promotional plans and materials, including media placement and scheduling, that LICENSEE desires to use to promote the Stores or the Marks that have not been prepared or previously approved by bebe, including without limitation, press releases and interviews for publication in any media. All requests for approval shall be submitted on an ADVERTISING APPROVAL FORM in the form of Exhibit "F" hereto, as modified by bebe from time to time.

     6.3 NOTICE OF OWNERSHIP OF MARKS AND COPYRIGHTS. All Licensed Products sold by LICENSEE and all advertising and promotional materials shall state that the Marks are owned by bebe. LICENSEE shall use the following form of such notice for all Licensed Products, which bebe may change from time to time, in its sole discretion:

                                 BEBE and BEBE MODA
                 are trademarks of Babe, Inc., California, U.S.A.,
            used by Bebe Moda S.A. de C.V., Mexico, D.F., under license.

LICENSEE shall use the following form of such notice for all advertising and promotional materials, which bebe may change from time to time, in its sole discretion:

                                All Rights Reserved
                                  -C- Babe, Inc.,
                              California, U.S.A. 19__

     6.4 LEGAL NOTICES. LICENSEE shall use the proper trademark and copyright notices in connection with the Licensed Rights and any associated copyrightable works, which notices bebe shall, from time to time, in its sole discretion, specify.


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                                SECTION 7. INSURANCE

     Upon execution of this Agreement and throughout the Term, LICENSEE, at its sole cost and expense, shall obtain and maintain in full force and effect a policy of insurance insuring against those risks customarily insured under broad occurrence form comprehensive general liability policies, including without limitation, product liability, completed operations, advertising injury, and contractual liability for LICENSEE's obligations under this Agreement. Such policies of insurance shall have endorsements or coverage with combined single limits of not less than One Million Dollars ($1,000,000) plus defense costs and shall name bebe as an additional insured thereunder. Such insurance policy shall provide that it cannot be canceled, modified or renewed without sixty (60) days prior written notice to bebe, the "other insurance" clause, if any, will be deleted from such policy, the insurance under such policy shall be primary, and any other insurance of force shall be neither primary nor contributing. The policy shall provide that the insurer waives its right of subrogation in favor of bebe. Within thirty (30) days of the date of execution of this Agreement, LICENSEE shall furnish to bebe current certificates of insurance issued by the insurer and showing bebe as an additional insured. During the Term, LICENSEE may not engage in the sale or promotion of any Product or the operation of Stores unless the required insurance coverage is in full force and effect.

       SECTION 8. COVENANTS REGARDING ORGANIZATION AND OPERATION OF LICENSEE

     8.1 STAFFING AND NOTICE OF INTERNAL CHANGES. In granting the license to LICENSEE, bebe is relying upon the personal skills, judgment, abilities and attributes of the persons named in Exhibit "H" as principals of LICENSEE and upon their personal involvement in the business. LICENSEE represents and agrees that these named individuals are and will continue to be dedicated to the full time executive management and operation of LICENSEE's business. LICENSEE shall employ at each Store: (1) an individual or individuals with suitable qualifications and experience in the high quality retail apparel industry to manage the business and operations of the Store; and (2) a staff of trained employees sufficient to operate each of the Stores in accordance with this Agreement and bebe's specifications;

     LICENSEE shall immediately notify bebe of (i) any change in the activities of LICENSEE; (ii) the termination of employment for any reason of a store manager or merchandiser; (ii) the addition of any "competing" line, if otherwise allowed hereunder; and (iii) any transaction affecting ownership or control of LICENSEE, including without limitation, any transaction affecting (a) beneficial or record ownership of its capital stock, if a corporation, (b) the respective interests of its partners, if a partnership, or (c) ownership of any part of the business, if a sole proprietorship.

     8.2 FINANCIAL STANDING. LICENSEE shall maintain a debt to equity ratio of
at least percent (      %) and tangible net worth of not less than
                 ($                   ).


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     8.3 CUSTOMER RELATIONS.  LICENSEE shall maintain good customer relations in accordance with prudent and reasonable business practices.

     8.4 SCOPE OF OBLIGATIONS. LICENSEE shall not permit or suffer any action to be taken by or through any principal or spouse, directly or indirectly, which would be a violation of this Agreement if carried out by LICENSEE. LICENSEE shall not permit or suffer any substantial change in ownership, management or control.

     A substantial change in ownership, management or control of LICENSEE shall be deemed to have occurred if more than twenty percent (20%) ( by vote or value) of the equity securities of LICENSEE are transferred to any person who did not own equity securities of LICENSEE at the time of execution of this Agreement or if any person who owned or controlled more than twenty percent (20%) (by vote or value) of the equity securities of LICENSEE at the time of execution of this Agreement reduces to twenty percent (20%) or less any such ownership or control. For purposes of the foregoing, a person shall not be deemed to own or control an equity security if such person has sold, assigned, conveyed, donated or made a gift of, pledged, hypothecated or transferred (voluntarily or by operation of law), any interest in the equity security in question, or agreed to do any of the foregoing.

      A substantial change in ownership, management or control of LICENSEE also shall be deemed to have occurred if for any reason any of the individuals identified as principals at the time of execution of this Agreement are not involved in the day to day management of LICENSEE or do not personally manage and control LICENSEE's relationship with bebe and its activities under this Agreement. The foregoing is not intended to be an exhaustive list of what constitutes a substantial change in ownership, management or control of LICENSEE.

     8.5 CHANGE IN FORM OF BUSINESS. LICENSEE may change its form of business (for example, from partnership to corporation) only after obtaining the prior written approval of bebe. No such change shall release LICENSEE, any principal of LICENSEE or any other person from any liability or obligation under this Agreement.

     8.6 CURRENT OWNERSHIP. LICENSEE warrants and represents that Exhibit "H" sets forth completely and accurately all ownership and control of all equity ownership of LICENSEE as of the date of this Agreement and that Exhibit "G" identifies all of the principals of LICENSEE.

     8.7 NOTICE OF PROCEEDINGS. LICENSEE shall notify bebe in writing within five (5) days of the commencement or threat of any action, suit, proceedings or investigation or the issuance of any order, writ, injunction, award, judgment or decree before or of any court, tribunal, arbitration panel, agency or governmental instrumentality that may adversely affect the Products or the operations or financial condition of LICENSEE.

     8.8 RECORDS. LICENSEE shall maintain in reasonable detail and, where applicable, in


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accordance with United States' generally accepted accounting principles, consistently applied, separate books of account and records with respect to the sale of all Products at each of the Stores; records of advertising and promotional campaigns with respect to the Products; records of all inventory of the Products; orders, inquiries, complaints, requests for service and other correspondence with respect to the Products; employment records with respect to persons who carry out activities and transactions of LICENSEE pursuant to this Agreement; and records of other services, activities and transactions of LICENSEE with respect to the Products. These records shall be retained and shall be open for inspection, copying, extracting and audit by bebe or its employees, agents or representatives during normal business hours during the Term and for at least three years following termination or expiration of this Agreement. LICENSEE shall inform bebe of any relocation of the books and records in writing. LICENSEE shall not relocate the books and records outside the Territory without bebe's prior written consent.

     8.9 AUDITS. bebe and its employees, agents or representatives shall have the right, at reasonable times and without undue disruption of LICENSEE's normal business, to conduct audits with respect to the books, records, and all other documents and material in the possession or under the control of LICENSEE relating to this Agreement. bebe shall bear the cost of all audits. If any such audit, however, discloses that payments due to bebe under this Agreement exceed the amount of payments actually made to bebe by an amount greater than three percent (3%) of the payments made, LICENSEE shall immediately pay the cost of the audit and each unpaid payment discovered in the audit plus interest at a rate of ten percent (10%) per annum calculated from the date such payment was actually due until the date such payment is, in fact, actually paid.

     8.10 FINANCIAL STATEMENTS. No later than ninety (90) days after the close of LICENSEE's fiscal year, LICENSEE shall provide to bebe in English annual financial statements of LICENSEE, which shall be audited by an independent certified accountant of LICENSEE's choice and acceptable to bebe, which statements shall include an income statement and a balance sheet of LICENSEE prepared in accordance with United States' generally accepted accounting principles, consistently applied.

     8.11 PERIODIC REPORTS. LICENSEE shall submit to bebe the following reports, at the intervals indicated:

     (a) thirty (30) days after the end of each month the bebe MONTHLY RETAIL STORE REPORT (Exhibit "I"), for each Store;

     (b) each April 1st, and at such other times as bebe may reasonably request, a list of the addresses of all of the Stores as well as photographs of each Store that accurately show its current condition;

     (c) any other information relating to the operation of the Stores and the sale of the Products that bebe may reasonably request from time to time, including, without limitation,


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photographs of the Stores and daily sales reports.

                    SECTION 9. OWNERSHIP OF THE LICENSED RIGHTS

     9.1 OWNERSHIP. LICENSEE acknowledges that (i) the Licensed Rights are owned solely and exclusively by bebe, (ii) nothing contained in this Agreement shall give to LICENSEE any right, title or interest in the Licensed Rights, other than the express license granted in Section 2.1 of this Agreement, and
(iii) LICENSEE's use of the Licensed Rights shall inure only to the benefit of bebe.

     9.2 PROPERTY. LICENSEE shall not use any Licensed Rights except for the purpose of fulfilling its duties under this Agreement and in a manner authorized in writing by bebe.

     9.3 NO USE OF NAME. LICENSEE shall not use any of the Licensed Rights as a trade name, service mark, business name, trade style, fictitious business name or d.b.a. except that LICENSEE is authorized to use the trade name and service mark "bebe" as its Store name and the trade name "Bebe Moda" as its company name. Any authorized or unauthorized use shall inure solely to the benefit of bebe, and authorized or unauthorized use by LICENSEE shall not confer on LICENSEE any right, title or interest in the Licensed Rights except as granted in Section 2.1 of this Agreement.

     9.4 REGISTRATION. LICENSEE shall not seek or obtain any registration of the Marks (including any colorable imitations, translations or transliterations thereof) or the Property in any name or participate directly or indirectly in such registration anywhere in the world without bebe's prior written consent. If LICENSEE has obtained or obtains in the future, in any country, possession or territory in the world, any right, title or interest in the Marks (including any colorable imitations, translations or transliterations thereof) or the Property, or in any marks which are confusingly similar to the Marks (including any colorable imitations, translations or transliterations thereof) or the Property or in any other trademark or service mark owned by bebe, LICENSEE has so acted or will act as an agent and for the benefit of bebe for the limited purpose of obtaining such registrations and assigning them to bebe. LICENSEE shall execute any and all instruments deemed by bebe, or its respective attorneys or representatives, to be necessary to transfer such right, title or interest to bebe. If the laws of the Territory require or permit the registration of any Marks or Property, LICENSEE shall assist bebe in obtaining such registration in a timely and effective manner; provided, however, that the failure to obtain such registrations shall not affect the validity of the Agreement.

     9.5 NO CHALLENGE. During the Term, LICENSEE shall not, directly or indirectly, take any actions challenging, questioning or opposing the validity of the Marks or any other trademarks or service marks owned by bebe.

     9.6 INFRINGEMENT SUITS. LICENSEE shall be vigilant in detecting any possible infringements, claims or actions in derogation of any Licensed Rights, including any


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counterfeiting, by any third parties and shall inform bebe promptly of any such infringement, claim or action; provided, however, that bebe shall have the sole right to determine whether any action shall be taken on account of such infringement, claim or action and LICENSEE shall not take any action on account of such infringement, claim or action without the prior written consent of bebe. If bebe initiates any legal proceedings on account of any such infringement, claim or action, LICENSEE shall cooperate with and assist bebe to the extent reasonably necessary to protect the Licensed Rights, including without limitation, being joined as a necessary or desirable party to such proceedings. The damages or other recovery received from such proceedings shall be received by the party who bore the expense of the litigation. LICENSEE shall have no claim against bebe for damages if bebe determines, in its sole discretion, that it is not in the best interest of bebe to initiate any legal proceedings on account of any such infringement, claim or action, or if bebe settles or resolves any such proceedings which may be initiated.

     9.7 QUITCLAIM OF RIGHTS. LICENSEE acknowledges the exclusive right, title and interest of bebe in and to the Licensed Rights and hereby quitclaims to bebe any right, title or interest it has or may acquire with respect to the Licensed Rights, including without limitation any right, title or interest it may acquire through the unauthorized use of the Licensed Rights as a trade name, service mark, business name, trade style, fictitious business name or d.b.a. or the use of the bebe trade name and service mark as a Store name.

     9.8 COPYRIGHTS. If LICENSEE, alone or with others, develops any written material pertaining to the Products or bebe which may be copyrighted, it hereby assigns all right to obtain such copyrights to bebe. Such material shall be deemed "made for hire" under U.S. copyright law, thereby vesting ownership in bebe.

     9.9 POWER OF ATTORNEY. LICENSEE hereby irrevocably appoints bebe as its attorney-in-fact for the limited purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of Section 10 of this Agreement.

     9.10 CONFIDENTIAL INFORMATION. Before or during the Term, LICENSEE may or will be made aware of Confidential Information of bebe relating to the Products, the Licensed Rights, the license and arrangement created under this Agreement, present or anticipated products, processes, know-how, customers, sales, business affairs, contractual arrangements, identities of employees, agents or representatives or similar information. Information shall be considered Confidential Information if bebe so informs LICENSEE or if LICENSEE knows or reasonably should have known that the information was confidential. Information shall not be considered confidential if the information is in the public domain or if LICENSEE can demonstrate that it acquired the information from another source without the source or LICENSEE breaching a confidentiality agreement or other confidentiality obligation. During and after the Term, LICENSEE shall maintain in strict confidence and shall not disclose, except to employees of LICENSEE who must have access to it in order to exercise its rights and license under this

Agreement or as expressly permitted by any written agreement between LICENSEE and bebe, any Confidential Information. LICENSEE shall take every reasonable precaution to protect the confidentiality of the Confidential Information, consistent with the higher of the standard of care that LICENSEE exercises with respect to its own confidential information or the standard of care that an ordinarily prudent business would exercise to protect its own confidential information.

     9.11 DISCLAIMER OF VALIDITY. bebe makes no representation or warranty as to the validity or enforceability of the Licensed Rights nor as to whether any Property infringes upon or interferes with any property rights of third parties. bebe is not certain if it will be successful in obtaining or maintaining registration of the Marks in the Territory. If it is determined at any time that bebe does not have the right to use the Licensed Rights, or any portion thereof, within the Territory, LICENSEE shall immediately refrain from using the Licensed Rights and selling the Products in the Territory and shall have no claims against bebe for damages caused by such cessation or termination or otherwise caused.

     9.12 SURVIVAL. Notwithstanding anything in this Agreement to the contrary, this Section 9 shall survive termination or expiration of the Agreement.

                              SECTION 10. TERMINATION

     10.1 TERMINATION FOR CAUSE. In the event LICENSEE breaches this Agreement, bebe may give written notice of the nature of the breach to LICENSEE and LICENSEE shall have ten calendar days to cure the breach. If LICENSEE does not cure the breach within the ten calendar days then bebe may terminate this Agreement effective upon written notice to LICENSEE. Failure of bebe to give such written notice will not in any event constitute a waiver of such breach. Upon the giving of a notice of breach for the third time during the Term, for any reason, LICENSEE shall no longer have the right to cure any violation, and termination shall be effective upon the giving of said third notice.

     10.2 GROUNDS FOR TERMINATION FOR CAUSE. Set forth below is a nonexhaustive list of breaches by LICENSEE that would entitle bebe to terminate this Agreement and the rights and licenses granted to LICENSEE if the breaches were not cured during the applicable cure period:

     10.2.1 Failure of LICENSEE to obtain a consent to use agreement, in form approved by bebe, for use of the mark "BEBE" in Mexico for women's apparel no later than the opening of the first Store.

     10.2.2 Failure of LICENSEE to meet the minimum retail sales quota in any Contract Year;

     10.2.3 Failure of LICENSEE to maintain or operate the Stores in accordance with this

Agreement;

     10.2.4 Commission by LICENSEE of a material violation of any applicable law in the Territory in connection with the ownership or operation of the Store or the retail sale of the Products;

     10.2.5 The making by LICENSEE of any warranties or representations on behalf of bebe that have not been specifically authorized in writing by bebe;

     10.2.6 Sales by LICENSEE of the Products other than under the Marks, or the use of the Marks in any manner that violates this Agreement;

     10.2.7 Sales by LICENSEE of Products other than through Stores unless expressly authorized under a separate license or distribution agreement with bebe;

     10.2.8 Abandonment by LICENSEE of its business or the activities required under this Agreement; or

     10.2.9 Failure of LICENSEE to cooperate in any legal proceedings or failure to bring any actions required to protect the Licensed Rights in the Territory.

     10.3 BANKRUPTCY, INSOLVENCY OR DISSOLUTION. In the event of insolvency, bankruptcy or dissolution of LICENSEE, bebe shall have the option to terminate this Agreement immediately, WITHOUT GIVING LICENSEE AN OPPORTUNITY TO CURE, with the termination effective upon written notice to LICENSEE. The license and rights granted herein are personal to LICENSEE. No assignee for the benefit of creditors, receiver, debtor in possession, trustee in bankruptcy, sheriff or any other officer of court charged with taking over custody of LICENSEE's assets of business, shall have any right to continue performance to exploit or in any way use the Marks or the Licensed Rights if this Agreement is terminated, except as may be required by law.

     10.4 TERMINATION OPTION/NO CURE POSSIBLE/ADDITIONAL CAUSES. bebe may terminate this Agreement immediately, WITHOUT ANY RIGHT TO CURE BY LICENSEE, upon the occurrence of any one or more of the following:

     10.4.1 LICENSEE opens a Store that was not approved by bebe in advance in writing;

     10.4.2 LICENSEE uses or authorizes the use of signs, construction materials, advertising or packaging materials that are not approved by bebe in advance in writing or that bebe has disapproved;

     10.4.3 LICENSEE sells or ships the Products to customers outside the Territory;

     10.4.4  LICENSEE sells products not bearing the Marks in the Stores;

     10.4.5 LICENSEE reports incorrect or false financial information, including sales information;

     10.4.6 LICENSEE fails to open and operate at all times during the Term the number of Stores required by Section 3.1.

     bebe may also terminate this Agreement immediately if any other agreement between bebe and LICENSEE is terminated or expires.

     10.5 SUBSTANTIAL CHANGE IN OWNERSHIP, MANAGEMENT OR CONTROL OF LICENSEE OR COMMISSION OF CRIME. In the event that any substantial change in the ownership, management or control of LICENSEE occurs or in the event that LICENSEE or any of its principals commits any crime, act of dishonesty, fraud or other act that may substantially affect the business reputation of LICENSEE, any of its principals or bebe, then bebe shall have the option to immediately terminate this Agreement, effective upon written notice.

     10.6 LIABILITY AFTER TERMINATION. Termination of this Agreement for any reason shall not, unless otherwise expressly provided in this Agreement, affect:

     10.6.1 Obligations accrued prior to the effective date of termination; and

     10.6.2 Any obligations which, either expressly or from the context of this Agreement, are intended to survive termination of this Agreement.

     10.7 EFFECTS OF TERMINATION.  Upon any termination of this Agreement:

     10.7.1 Any indebtedness of LICENSEE to bebe shall become immediately due and payable and bebe may retain as security or apply as payment against any such indebtedness any Products of LICENSEE in the possession of bebe.

     10.7.2 bebe shall not be liable to LICENSEE, either for compensation or for damages of any kind, whether on account of loss by LICENSEE or any other person, of present or prospective profits on present or prospective sales, investments or goodwill, and LICENSEE hereby waives any right which may be granted to it by sovereign entities or any political subdivision in the Territory or otherwise which are not granted to it by this Agreement.

     10.7.3 Within three (3) days after the expiration or termination of this Agreement for any reason, LICENSEE shall remove and, within fourteen (14) days after expiration or termination of this Agreement, shall deliver to bebe, all exterior and interior Store sign and displays bearing the Marks and Licensed Rights as well as all other Store promotional material, including mailers, flyers, brochures, shopping bags, tags, business cards and letterhead, bearing the Marks or the Licensed Rights.

     10.7.4 LICENSEE shall continue to maintain in confidence any and all Confidential Information, and, within fourteen (14) days after such expiration or termination, will return to bebe, at LICENSEE's expense, all exterior and interior signs and displays bearing the Marks or other Licensed Rights, all packaging, labels, tags, promotional or advertising materials and documents relating to the Products, Licensed Rights or any Confidential Information or, at the election of bebe, destroy or otherwise dispose of such material as bebe may direct.

     10.7.5 Within five (5) days after the expiration or termination, LICENSEE shall notify in writing all telephone companies, business directories, chambers of commerce and appropriate governmental agencies of the expiration or termination of this Agreement and terminate any listing making reference to any of the Licensed Rights or the licensing arrangement and shall provide copies of such notices to bebe. If LICENSEE fails to notify such entities, LICENSEE authorizes bebe to do so as its agent for this limited purpose.

     10.8 INVENTORY: RIGHT TO PURCHASE. Upon expiration or termination of this Agreement for any reason, LICENSEE shall immediately notify bebe of the Products remaining in LICENSEE's possession or under its control and unsold on the date of termination or expiration (the "Remaining Inventory"). bebe shall have the option (but not the obligation), upon notice to LICENSEE within thirty (30) days after receipt of LICENSEE's inventory of the Products, to repurchase all or any part of the Remaining Inventory at a price equal to the price paid by LICENSEE for the Products plus freight and duties (unless LICENSEE can obtain duty reimbursement). LICENSEE shall deliver products purchased by bebe within fifteen
(15) days after receipt of the notice of bebe's intention to purchase the inventory. Payment shall be due upon delivery, provided, however, that bebe may deduct from the purchase price for such Products any amount owed to it by LICENSEE.

     10.9 REMAINING PRODUCTS. Products may be sold, subject to the following provisions, only after the Marks and features embodying Licensed Rights have been removed therefrom (which removal may be inspected by bebe, its agents and/or representatives) prior to sale, unless the parties agree otherwise in writing. Products not sold by LICENSEE in accordance with this Section 9 shall be destroyed.

     (a) IF AGREEMENT EXPIRED. In the event this Agreement has expired in accordance with its terms, as to any Products not purchased by bebe, LICENSEE may sell such Products on a non-exclusive basis in accordance with this Agreement; provided, however, LICENSEE shall have only ninety (90) days after the date of expiration to sell and ship such Products.

     (b) IF AGREEMENT TERMINATED. If the rights granted to LICENSEE under this Agreement have been terminated for any reason or cause specified in Section 10.4 of this Agreement, LICENSEE may not sell any Products bearing the Marks.

              SECTION 11. INDEMNIFICATION AND LIMITATION ON LIABILITY

     11.1 INDEMNIFICATION. LICENSEE shall indemnify, hold harmless and defend bebe and its officers, directors, shareholders, employees, agents, independent contractors, representatives, and affiliates, from and against any loss, damage, liability, or expense, including attorneys fees and disbursements, whether or not LICENSEE's conduct was tortious and whether or not bebe's conduct contributed to the claim, arising in connection with:

     11.1.1. Any activities of LICENSEE or its employees, agents, representatives or affiliates, under or in connection with this Agreement.

     11.1.2  Any breach by LICENSEE of this Agreement;

     11.1.3 Claims or demands for injury to property or persons, including payments made under any workers compensation or under any other plan for employees disability or death benefits, made by any person in connection with the advertising, promotion, distribution, sale or use of Products or the operation of the Stores by LICENSEE or by its employees, agents, representatives or affiliates or LICENSEE's customers or invitees; and

     11.1.4 Claims or demands of any customer of LICENSEE arising out of the operation of the Store or any sale or use of the Products.

     11.2 DEFENSE COUNSEL. LICENSEE shall defend bebe, with counsel acceptable to bebe, with respect to each and every claim for which bebe is indemnified by LICENSEE under this agreement. LICENSEE shall pay for the services of such counsel upon counsel's presentation of legal bills or requests for retainer.

     11.3 NO REPRESENTATION OR WARRANTY BY BEBE. LICENSEE acknowledges that bebe has made no representation or warranty except as expressly provided in this Agreement.

     11.4 LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES, INCLUDING ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT BY BEBE OR ANY OTHER PERSON AND THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY INTENDED TO BENEFIT LICENSEE, SHALL BEBE OR ANY OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS, REPRESENTATIVES, OR AFFILIATES, HAVE ANY LIABILITY OR OBLIGATION TO ANY CUSTOMER OF LICENSEE, OR TO LICENSEE OR TO ANY OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS, REPRESENTATIVES, AUTHORIZED RETAILERS OR AFFILIATES, FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES, LOST PROFITS, ANTICIPATED INCOME OR PROFITS, OR OTHER SIMILAR DAMAGES.

                                SECTION 12. GENERAL

     12.1 APPROVAL PROCEDURES. The approval of bebe or the exercise of its discretion as to any request or proposal made by LICENSEE under any section of this Agreement shall be at the absolute and sole subjective discretion of bebe. A submission for approval shall be deemed DISAPPROVED unless bebe delivers a written notice of approval within twenty (20) business days. bebe has no obligation to approve, review or consider any item that does not strictly comply with the required submission procedures. Approval by bebe shall not be construed as a determination that the approved matter complies with all applicable regulations and laws.

     12.2 EQUITABLE RELIEF. LICENSEE acknowledges that there will be no adequate remedy at law for its failure to comply with certain terms of this Agreement, including its obligation to cease the manufacture, sale, advertisement, promotion or distribution of the Products upon expiration or termination, its obligations with respect to the Licensed Rights and the obligation to maintain the confidentiality of Confidential Information. Accordingly, if LICENSEE fails to comply with the terms of this Agreement, bebe shall have the right to have any breach of this Agreement remedied by equitable relief by way of a temporary restraining order, preliminary injunction, permanent injunction, and such other alternative relief as may be appropriate without the necessity of bebe posting any bond or proving any damages.

     12.3 ASSIGNMENTS, SUCCESSORS AND ASSIGNS. bebe shall be entitled to assign any or all of its rights or delegate any or all of its duties under this Agreement. LICENSEE shall not assign (by operation of law or otherwise) any of its rights or delegate any of its duties under this Agreement without the prior written consent of bebe. All representations, warranties, covenants and agreements of the parties shall bind their respective successors and assignees and shall inure to the benefit of their respective successors and permitted assignees.

     12.4 NOTICES. Any notice, request, demand, or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee: (i) if personally delivered; (ii) three
(3) days after deposit in the mails if mailed by certified or registered air mail, postage prepaid; (iii) twenty-four (24) hours after being sent by facsimile with confirmation sent as provided in (ii) above; or (iv) twenty-four
(24) hours after being sent by commercial overnight mail, addressed as follows, and in the case of facsimile transmission, to the appropriate facsimile number shown below:

          To bebe:       bebe
                         380 Valley Drive
                         Brisbane, California 94005
                         Phone No.: 415-715-3900
                         Facsimile No.: 415-715-3939
                         Attention: Vice President-Licensing

          To LICENSEE:   BEBE MODA, S.A. DE C.V.
                         AVENIDA PRESIDENTE MAZARIT #310 BIS
                         DELEGACION MIGUEL HIDALGO
                         MEXICO CITY

                              Phone No.: 525-281-35-63 TEMPORARY NUMBERS

                              Facsimile No.: 525-280-45-00
                              ATTENTION: JACOBO LANIADO CATTAN


or to such other address or facsimile number as from time to time may be given in the manner permitted above.

     12.5 NUMBER AND GENDER: HEADINGS. Each number and gender used in this Agreement shall be deemed to include each other number and gender as the context may require. The headings and captions contained in this Agreement shall not constitute a part thereof and shall not be used in its construction or interpretation.

     12.6 SEVERABILITY. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to be modified to the maximum extent necessary to cause it to be valid and enforceable and the invalidity or unenforceability of such provision prior to such modification shall not affect the other provisions of this Agreement and all provisions not affected by the invalidity or unenforceability shall remain in full force and effect.

     12.7 AMENDMENT AND MODIFICATION. Except as otherwise expressly stated herein, this Agreement may be amended or modified only by a writing executed by all parties.

     12.8 GOVERNING LAW, CHOICE OF FORUM AND ATTORNEY'S FEES. This Agreement shall be construed and governed in accordance with the internal laws of the State of California. The parties agree that this Agreement is executed and delivered in the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the San Francisco County Superior Court or in the U.S. District Court for the Northern District of California, in the City and County of San Francisco, and the parties hereby submit to the exclusive jurisdiction of said courts.

     However, in order to expedite the resolution of legal disputes, bebe may, at its sole option, elect to have this Agreement construed in accordance with the laws and regulations of the Territory or any portion thereof, or may elect to have such disputes arising in connection with this Agreement finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules, whose decision shall be binding on the parties. Such arbitration shall be conducted in the English language. bebe shall have the right to select, in its sole discretion, the place of arbitration within California or within the Territory.

     In the event of a dispute between the parties, or if a party becomes involved in litigation because of wrongful acts of the other party, the arbitrator(s) or court will award reasonable attorney's fees to the prevailing or innocent party. The amount will be sufficient to compensate the prevailing or innocent party for all attorney's fees incurred in good faith.

     12.9 TAXES. LICENSEE shall be responsible for the collection, remittance and payment of any and all taxes, charges, withholding obligations, levies, assessments or other fees of any kind imposed by any governmental authority with respect to the manufacture, sale, importation or other dispositions of the Products (other than taxes on the income or gross receipts of bebe). LICENSEE shall provide certified proof of payment to bebe within ten (10) days of payment thereof.

     12.10 ENTIRE AGREEMENT. This Agreement covers all contracts and agreements between the parties relating to the subject matter of this Agreement. All other contracts and agreements between the parties which relate thereto are hereby terminated.

     12.11 GOVERNMENT APPROVALS AND REMITTANCES. In the event that any approval with respect to this Agreement or any registration thereof will be required, initially or at any time during the Term, in order to give the Agreement legal effect, LICENSEE agrees immediately to take whatever steps may be necessary in this respect; and any charges incurred in connection therewith shall be borne by LICENSEE.

     12.12 AFFILIATES OF LICENSEE. In the event that any affiliate of LICENSEE participates in any respect in the enjoyment of rights or the performance of any duties of LICENSEE hereunder, such affiliate shall be fully obligated under this Agreement to the same extent as LICENSEE.

     12.13 AUTHORITY TO MAKE AGREEMENT. Each party warrants and represents that it has the power to enter into this Agreement and perform in accordance with the provisions hereof and that the execution and performance of the Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

     12.14 NO WAIVER. No waiver of any breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.

     12.15 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy. Except as expressly provided in this Agreement or any Exhibit thereto, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE

REMEDIES OF LICENSEE SHALL BE LIMITED AS PROVIDED IN SECTION 11.4.

     12.16 INTERPRETATION. The parties acknowledge that this Agreement has been jointly prepared by bebe and LICENSEE, and the language in all parts of this Agreement shall be, in all cases, construed according to its fair meaning and not strictly for or against bebe or LICENSEE.

     12.17 OFFICIAL LANGUAGE OF AGREEMENT. The parties understand and agree that this document has been prepared only in the English language and that the English language is the official language of this Agreement. It is specifically understood and agreed that no party to this Agreement will assert or allege that it did not understand each and every term and condition of the Agreement, and each party further acknowledges that prior to entering into this Agreement, it had fair opportunity to seek interpretation of the Agreement in the native language of the persons signing the Agreement.

     LICENSEE shall, solely at its own cost and expense, translate into English any and all documents which bebe has the right to examine hereunder and shall make available to bebe both the Spanish and English versions of each document.

     12.18 CONSULTATION WITH ADVISORS. Each party acknowledges that it has been advised and has had fair opportunity to consult with its own attorneys, accountants and other expert advisors regarding the meaning and effects of this Agreement.

     12.19 DEFINITIONS. The definitions set forth in Exhibit "A" are incorporated herein and made a part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

bebe:                                   LICENSEE

Babe, Inc.                              Bebe Moda S.A. de C.V.
a California corporation



By: /s/ Manny Mashouf              By: /s/ Jacobo Laniado Cattan
   -----------------------------      -------------------------------
      Manny Mashouf                          Name:  Jacobo Laniado Cattan
          President                          Title: President
     March 16, 1998

                                  LIST OF EXHIBITS

Exhibit A - Glossary

Exhibit B - Retail Store Location Approval Form

Exhibit C - Retail Store Material and Fixture Layout Approval Form

Exhibit D - Licensed Rights Approval Form

Exhibit E - Product Purchase Terms

Exhibit F - Advertising Approval Form

Exhibit G - Principals of Licensee

Exhibit H - Ownership of Licensee

Exhibit I - Monthly Retail Store Report

Exhibit J - Products

Exhibit K - Territory

                                     EXHIBIT A
                                 GLOSSARY OF TERMS



     "Advertising" means any communication through any medium directed to the trade or public, including but not limited to trade and public directory listings, store window displays, posters, point of sale materials, hardcopy advertisements, electronic broadcasts and billboards.

     "Confidential Information" has the meaning ascribed to it in Section 8.10.

     "Contract Year" means (i) the twelve (12) month period beginning April 1, 1998 and through March 30, 1999, and (ii) thereafter, for the Term, each twelve
(12) month period beginning on April 1st, and ending on March 30th.

     "Licensed Rights" means collectively the Marks and Property.

     "Marks" means BEBE, BEBE MODA, BEBE COLLECTION; each whether alone or in combination; provided, however, that the appearance and/or style of the Marks may vary from time to time as specified by bebe in its sole discretion without affecting this Agreement.

     "Products" means solely the products of bebe specified on Exhibit J attached hereto and incorporated herein by reference. bebe shall determine, in its sole discretion, whether a particular product or article falls within the definition of Products and bebe reserves the right, in its sole discretion, to eliminate any design as a Product at any time so long as the design is eliminated from bebe s lines. bebe also reserves the right to add new designs as Products.

     "Property" means the intellectual property rights now or hereafter owned by bebe that bebe determines, in its sole discretion, to be desirable or necessary for LICENSEE to exercise the rights and license granted in the Agreement. Such Property shall include, without limitation, certain Products, styles, designs, samples, patterns, colors, materials, fabrics and retail store and fixture designs, titles, trademarks, names, logos, symbols, copyrights, art work, labels, advertising and other promotional material, inventions, trade secrets (patentable and unpatentable), patents and pending patent applications used in conjunction with any of the Marks or the Products whether created by or on behalf of bebe or by any third party engaged by bebe to create any thereof.

     "Renewal Term" has the meaning ascribed to it in Section 1.2.

     "Retail Sale" means a sale made at retail price to a consumer.

     "Seconds" has the meaning ascribed to it in Section 4.5.

     "Store" or "Stores" means free-standing, mall, and/or strip mall stores, owned and operated entirely by LICENSEE that (a) carry the Products exclusively for sale to the general public, (b) bear as their store name, exclusively, the "bebe" service mark, and (c) conform to the requirements of bebe. "Store" or "Stores" does not include in-store shops or duty-free shops, unless bebe gives its prior written approval thereto.

     "Term" means the Initial Term together with the Renewal Term, if applicable.

     "Territory" means solely the geographic area designated specifically in Exhibit K attached hereto and incorporated herein by reference, as amended from time to time pursuant to this Agreement.

     "Trade Secrets" means information including a formula, pattern, compilation, program, device, method, technique or process, that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                                     EXHIBIT B               (Check One)
                                                             New Store _____
                                                             Remodel  _____

                        RETAIL STORE LOCATION APPROVAL FORM

Name of Licensee/Distributor: Bebe Moda S.A. de C.V.  Name of Store:__________

Proposed Opening Date:___________________________ Square Ftg:____________

Address of Store:________________________________________________________

(Including City, State)__________________________________________________

Who Owns the Store? (Circle One)  LICENSEE DISTRIBUTOR  SUB-LICENSEE

If there are multiple owners of the store, list the owners by percentage of ownership, and who has the controlling interest.

1). ___________________________________  3). _________________________________

2). ___________________________________  4). _________________________________

THE FOLLOWING ITEMS MUST ACCOMPANY THIS FORM:

A). Photo of Store Location, and a layout of adjacent vendors.
B). Demographic Information, including a map of the area where the store will be located.
C). Retail sales projections for the first three years.

---------------------------------       ----------------------------
Licensee/Distributor Signature                bebe Signature

                       Approved ______   Disapproved ______

Note: All internal and external plans (including fixture layout) must be approved prior to beginning store construction. Please be aware that no store may be opened until bebe has given final written approval.

Comments:_____________________________________________________________________

______________________________________________________________________________

                                                             (Check One)
                                                             New Store _____
                                                             Remodel  _____

                                     EXHIBIT C

                         RETAIL STORE MATERIAL AND FIXTURE
                                LAYOUT APPROVAL FORM

Name of Licensee/Distributor: Bebe Moda S.A. de C.V.

Name of Store:________________________________________________________________

Average Square Ftg:______________________________

New Materials Submitted: (Check One)   Yes_____   No____

                  THE FOLLOWING ITEMS MUST ACCOMPANY THIS FORM:

A). Floor Plans showing Fixture Layout.
B). Exterior Store Front Elevation Plans with all Materials Specified.
C). Interior Elevations showing all signage, poster locations, stockroom locations, mirrors, and all materials specified.
D). Sample and Material Board including flooring, wall treatments, hardware, metal finishes, and paint color.

MATERIAL SAMPLES ONLY NEED TO BE SUBMITTED FOR THE FIRST STORE, OR WHEN MAKING CHANGES IN STORE DESIGN.


-------------------------------       ----------------------------------------
Licensee/Distributor Signature        bebe Signature
                                      Approved ___   Disapproved ___


Note:
-----
All changes in store design, materials, or fixture dimensions must be re-submitted to bebe prior to beginning store construction.

Comments:_____________________________________________________________________

______________________________________________________________________________

                                     EXHIBIT D

                           LICENSED RIGHTS APPROVAL FORM
              (ALL USES OF BEBE TRADEMARKS THAT ARE NOT ADVERTISING
            E.G. TRIM, LABELS, STATIONARY, PACKAGING, DISPLAYS, ETC.)

Name of Licensee: Bebe Moda S.A. de C.V.

Licensed Product(s):__________________________________________________________

Description of Use:___________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

___Concept Design   ___Color Indication   ___Finished Art   ___Production Sample

___Final Sample

___Approval   ___Disapproved

Comments/Suggestions:_________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

____________________.

If Submission is a label or hangtag, name and address of supplier:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

____________________.

ATTACH A SAMPLE OF USE IN THIS SPACE OR AFFIX TO A SEPARATE PAGE



----------------------------            -------------------------------
Signature of Licensee                   bebe Signature

                                     EXHIBIT E

                               PRODUCT PURCHASE TERMS


                                   A.  Initial Term

1)  LICENSEE'S Cost:          U.S. [***], net of any taxes. [***].

2)  Payment Terms:            For the first order, one hundred percent (100%) of
                              the payment is due on placing the order.

                              For each order thereafter, one hundred percent (100%) of the payment is due thirty (30) days after LICENSEE receives the Product.

3)  Shipping                  FOB Brisbane. LICENSEE at its sole cost and
                              expense shall assign freight forwarder.

4)  Method of Payment:        In U.S. dollars by confirmed wire transfer or U.S.
                              cashier's check. LICENSEE shall establish a standby letter of credit ("LC") for U.S.$100,000.00 to cover the amounts due under orders and bebe shall be entitled to draw on such LC if LICENSEE has not paid in full within 30 days of LICENSING receiving the Product.

5)  Product Selection:   A representative from LICENSEE shall visit bebe's
                         corporate headquarters on a date to be mutually determined each month to make Product selections.
                         LICENSEE shall pay all its own costs and expenses relating to such visits.

                              Alternatively, bebe shall send LICENSEE photos or line sheets and swatches of currently offered Products monthly and LICENSEE shall make its Product selection therefrom.


B.  RENEWAL TERM


     Product Purchase Terms for the Renewal Term of the Agreement shall be negotiated between bebe and LICENSEE six months prior to the expiration of the Initial Term.

1)  LICENSEE'S Cost:

[***] Confidential Treatment Requested.

2)  Terms:

3)  Method of Payment:

4)  Shipping:

5)  Product Selection:

                                     EXHIBIT F

                             ADVERTISING APPROVAL FORM
              (SUBMISSIONS MAY BE APPROVED ONLY IN WRITING AND ONLY
                             IF ALL CHANGES ARE MADE).

Name of licensee: Bebe Moda S.A. de C.V.

Licensed Products(s)__________________________________________________________

                                ARTWORK SUBMISSION

Please check the media of advertising:

_____ Full Page ad   _____ Billboard   _____ Other

Name of Publication:__________________________________________________________

Country:________________________  Issue Date:_________________________________

As Position (As Detailed as
Possible:_____________________________________________________________________



___ Left Hand Page   ___ Right Hand Page   ___ Full Page Spread

------------------------------------------------------------------------------

                                FOR bebe USE ONLY


Please follow the applicable instructions:

__________________________________________

__________________________________________

Special Instructions:_________________________________________________________


   ----------   -------------------------    -----------------
    Approved      Approved with Changes         Disapproved


                              PUBLICATION SUBMISSION

Name of Publication:

(A copy of the magazine or newspaper must be included)
Frequency (Check One): ___ Daily   ___ Weekly   ___ Monthly   ___Other
Comments/Suggestions:_________________________________________________________

______________________________________________________________________________


------------------                  -------------------
    Approved                            Disapproved

                                     EXHIBIT G

                               PRINCIPALS OF LICENSEE

BEBE MODA, S.A. DE C.V.
BOOK 92928
DATE 23 JANUARY 1998
NOTARY 129 D.F. MEXICO
LIC. IGNACIO SOTO BORGA



SOCIETY BY ADMINISTRATION:   JACOBO LANIADO CATTAN
                             ADMINISTRATOR
                             WITH RIGHTS

                             VICTOR LANIADO CATTAN
                             LEGAL REPRESENTATIVE
                             WITH RIGHTS

                             MAURICIO TOVAR HERNANDEZ
                             COMISSARY
                             WITH NO RIGHTS



GENERAL MANAGER:             JACOBO LANIADO CATTAN
CORPORATION    :             NONE
PRESIDENT      :             NONE
TREASURE       :             NONE
SECRETARY      :             NONE

                 /s/ Jacobo Laniado Cattan

                                     EXHIBIT H

                               OWNERSHIP OF LICENSEE



Equity Holder                      Percentage Equity
-------------                      -----------------
OWNERS:
JACOBO LANIADO CATTAN              50%
VICTOR LANIADO CATTAN              50%


                    /s/ Jacobo Laniado Cattan

                                     EXHIBIT I

                       bebe INDIVIDUAL RETAIL STORE REPORT
                                     (MONTHLY)

Licensee/Distributor: Bebe Moda, S.A. de C.V.

Store Name:___________________________________________________________________

City:_________________________________________________________________________

Country:______________________________________________________________________

Date Submitted:_______________________________________________________________

Month Reported:_______________________________________________________________

Please note if the figures are in U.S. dollars or local currency:

------------------------------------------------------------------------------


Net Sales (actual)   Month   Increase/Decrease($)   Increase/Decrease(%)


------------------   -----   --------------------   --------------------


Please list reasons for increase or decrease from last year:__________________

                                     EXHIBIT J

                                     PRODUCTS


     Women's apparel manufactured by bebe: namely, shirts, blouses, pants, jackets, coats, sweaters, suits and dresses.

                                     EXHIBIT K

                                     TERRITORY


     Mexico, its territories and possessions